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                                                                   EXHIBIT 23(b)

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we consent to the incorporation by reference of our report dated January 23, 1998 in the Post-Effective Amendment No. 1 on Form S-3 to the Form S-1 registration statement of New Valley Corporation, relating to the consolidated statements of operations, stockholders' investment and cash flows of Thinking Machines Corporation and subsidiaries, for the year ended December 31, 1997, which report appears in the December 31, 1999 annual report on Form 10-K of New Valley Corporation.

/s/ Arthur Andersen LLP

Boston, Massachusetts
September 18, 2000